Exhibit 10.1

Execution Version

FORM OF

LOAN AGREEMENT

between

VIRIOS THERAPEUTICS, INC., as Borrower

and

CONJOINT INC., as Lender

Dated as of October 7, 2024

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended or supplemented from time to time, together with any exhibits, schedules or other attachments hereto, this “Agreement”) is entered into as of October 7, 2024 between Virios Therapeutics, Inc., a Delaware corporation (“Borrower”), and Conjoint Inc., a Delaware corporation (“Lender”).

RECITALS

Concurrently with the execution and delivery of this Agreement, Borrower is entering into a Share Exchange Agreement (the “Exchange Agreement”) by and between Borrower and Sealbond Limited, a British Virgin Islands corporation (“Sealbond Seller”), pursuant to which Borrower shall purchase from Sealbond Seller 100% of the issued and outstanding shares in the share capital of Pharmagesic (Holdings) Inc.

Borrower has requested that Lender make and Lender has agreed to make one or more loans to Borrower in the aggregate principal amount of up to Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00), which loan shall be made in two tranches and the proceeds of which are to be used primarily for the purpose of (1) funding operations  and (2) performing clinical and research & development activities by, or on behalf of, WEX Pharmaceuticals, Inc. (“Wex”) related to Halneuron® (collectively, the “R&D Activities”) as further described herein.

Lender is willing to make such loans to Borrower on the terms and conditions hereinafter set forth and as evidenced and secured by the Loan Documents (as such term is hereinafter defined).

WITNESSETH

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. As used in this Agreement, the following terms shall have the following meanings:

“2025 Loan” has the meaning set forth in Section 2.

“2025 Loan Closing Date” means February 18, 2025.

“2025 Note” means the Promissory Note evidencing the 2025 Loan by Borrower for the benefit of Lender, dated as of its date of issuance, as amended, extended or supplemented from time to time, in substantially the form attached as Exhibit A.

“2025 Note Closing” has the meaning set forth in Section 2.4.

“Agreement” has the meaning set forth in the preamble hereto.

“Approvals” means, collectively, any and all licenses, permits and approvals, orders, franchises, registrations, certificates, qualifications, consents, authorizations, determinations, filings and declarations required by any Government Authority, other party or pursuant to any agreement to which a party is bound.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks in the State of New York are required or permitted by law to close.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Determination Date” means October 1, 2024 and each one year anniversary thereof; provided, that if such date is not a U.S. Government Securities Business Day, the Determination Date shall be the next such U.S. Government Securities Business Day.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Exchange Loan” has the meaning set forth in Section 2.

“Exchange Loan Closing Date” means October 7, 2024.

“Exchange Note” means the Promissory Note evidencing the Exchange Loan by Borrower for the benefit of Lender, dated as of its date of issuance, as amended, extended or supplemented from time to time, in substantially the form attached as Exhibit A.

“Exchange Note Closing” has the meaning set forth in Section 2.4.

“Fundamental Transaction” has the meaning set forth in Section 5.

“Government Authority” means any governmental or quasi-governmental authority or official, including, without limitation, any federal, state, territorial, provincial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department, other instrumentality, political unit, subdivision or official, whether domestic or foreign.

“Lender” has the meaning set forth in the preamble to this Agreement.

“Loan” has the meaning set forth in Section 2.

“Loan Documents” means, collectively, this Agreement, the Exchange Note, the 2025 Note, and any and all other documents, instruments, and certificates contemplated thereby or executed and delivered in connection with this Agreement or the Exchange Note and/or the 2025 Note, as applicable, as the same may be amended or supplemented from time to time. For the avoidance of doubt, “Loan Documents” when used in this Agreement to refer solely to (i) the Exchange Loan or the Closing of the Exchange Loan shall be deemed to refer to only such documents, instruments and certificates related to the Exchange Loan and (ii) the 2025 Loan or the Closing of the 2025 shall be deemed to refer to only such documents, instruments and certificates related to the 2025 Loan.

“Loan Monitoring Committee” has the meaning set forth in Section 7.3.

“Maturity Date” means the three (3) year anniversary of the date of the Exchange Loan Closing Date.

“Notes” means, collectively, the Exchange Note and the 2025 Note.

“R&D Activities” has the meaning set forth in the Recitals.

“Sealbond Seller” has the meaning set forth in the Recitals.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR” means the forward-looking term rate based on SOFR published by CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion) for a tenor of one year on the Determination Date then most recently occurred. In the event that Term SOFR cannot be determined for any Determination Date for any reason, Lender shall have the right to (1) set Term SOFR for such Determination Date as, at its election, Term SOFR as of the last U.S. Government Securities Business Day for which Term SOFR was available or, if applicable, the next U.S. Government Securities Business Day for which Term SOFR is available or (2) in the event that Term SOFR has been discontinued or is not expected to become determinable again, require Borrower to enter into an amendment this Agreement to replace Term SOFR as the benchmark rate hereunder (including with a forward looking SOFR-based rate of a different tenor) and effect such other conforming changes as are necessary, in Lender’s reasonable determination, to effect such change.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Wex” has the meaning set forth in the Recitals.

2.Agreement to Lend. Subject to the satisfaction of the terms and conditions hereof and relying upon the representations and warranties set forth herein, Lender agrees to make (i) a loan to Borrower of Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00) (the aggregate original principal amount of the applicable Note representing such loan, the “Exchange Loan”) on the Exchange Loan Closing Date and (ii) a loan to Borrower of Three Million Dollars ($3,000,000.00) (the aggregate original principal amount of the applicable Note representing such loan, the “2025 Loan” and, together with the Exchange Loan, the “Loan”) on the 2025 Loan Closing Date. Each of the Exchange Note and the 2025 Note shall be executed and delivered by Borrower pursuant to and in accordance with the terms of this Agreement.  The obligation of Borrower to repay the principal of the Loan and to pay interest thereon shall be evidenced by the Notes.
2.1Term of the Loan.  The Loan shall be for a term commencing on the date of the Exchange Note and ending on the Maturity Date. All obligations due under the Loan Documents shall be due and payable in full on the Maturity Date.
2.2Disbursement of the Exchange Loan. The Exchange Note will be executed and the Exchange Loan will be disbursed to Borrower once all of the conditions set forth in Section 3 (excluding Section 3.5) have been satisfied.
2.3Disbursement of the 2025 Loan. The 2025 Note will be executed and the 2025 Loan will be disbursed to Borrower once all of the conditions set forth in Section 3 (excluding Section 3.4) have been satisfied.
2.4Closing.  The respective execution and delivery of the Exchange Note and the 2025 Note and the funding of the Exchange Loan and the 2025 Loan (respectively, the “Exchange Note Closing” and the “2025 Note Closing” and, each, a “Closing”) shall each take place at a closing on the Exchange Loan Closing Date and the 2025 Loan Closing Date, respectively (each, a “Closing Date”).
3.Conditions to Closing and Funding of the Loan. The obligation of Lender to consummate each Closing on the applicable Closing Date and to make the Exchange Loan on the Exchange Loan Closing Date and/or the 2025 Loan on the 2025 Loan Closing Date is subject to the fulfillment to Lender’s satisfaction, prior to or at the applicable Closing, of the following conditions, any or all of which may be waived, in whole or in part, by Lender in its sole and absolute discretion, and the funding of the Exchange Loan and/or the 2025 Loan by Lender shall be deemed waiver or satisfaction of the following conditions (as applicable) with respect to the funding at the applicable Closing (but shall not, for avoidance of doubt, constitute a waiver for purposes of any future Closing):
3.1Representations and Warranties of Borrower. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents, and the representations and warranties otherwise made in writing by or on behalf of Borrower in connection with the transactions contemplated to be consummated at the Closing by this Agreement and the other Loan Documents, shall be true and correct in all material respects when made and at the time of the Closing.
3.2Performance; No Default.  Borrower shall have performed and complied in all material respects with all covenants, agreements and conditions required to be performed or complied with by it prior to or at the Closing contained in this Agreement and the other Loan Documents, and, on or before and upon the Closing, there shall have occurred and there shall exist no uncured default or Event of Default under this Agreement, or any other Loan Document.
3.3Execution of Documents.  Simultaneously with or prior to the Closing, (i) this Agreement and all of the other Loan Documents shall have been duly executed and delivered by all respective parties thereto, shall be the valid and binding obligation of each of the parties thereto, subject to the effect of bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and subject to limitations imposed by general principles of equity, shall be in full force and effect without defense and shall be in form and substance satisfactory to Lender, and (ii) no default or Event of Default shall have occurred under this Agreement or the other Loan Documents.
3.4Exchange Loan.  The Exchange Note Closing shall not occur until after the closing of the Share Purchase (as defined in the Exchange Agreement) as contemplated by Section 1.3 of the Exchange Agreement.
3.52025 Loan.  The 2025 Note Closing shall not occur until February 18, 2025 and the 2025 Note Closing shall not occur if Sealbond Seller has exercised its repurchase right as set forth in Section 1.5(a) of the Exchange Agreement.
4.Representations, Warranties and Certain Covenants of Borrower. In order to induce Lender to consummate the Closing and to make the Exchange Loan and/or the 2025 Loan, as applicable, Borrower represents, warrants and covenants to Lender, on the date hereof and on the date of each Closing, as follows:
4.1Due Organization; Authority.  Borrower is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; and (c) to execute, deliver and perform its obligations under the Loan Documents.
4.2Non-Contravention.  The execution, delivery and performance by Borrower of the Loan Documents and the performance of each of its obligations thereunder (a) have been duly authorized by all necessary action by the board of directors of Borrower and (b) do not require any Approval, or exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Government Authority or other person, do not contravene or constitute a default under or violation of any applicable law or regulation, the organizational documents of Borrower, any agreement (or require the consent of any person under any agreement that has not been obtained and delivered to Lender in writing) to which Borrower is a party or by which it or any of its properties is bound, or any judgment, injunction, order, decree or other instrument binding upon Borrower or any of its properties and do not and will not result in the creation or imposition of any lien on any asset of Borrower.
4.3Due Execution.  Each of this Agreement, the applicable Note and the other Loan Documents has been duly executed and delivered by Borrower and, assuming the due authorization, execution and delivery by Lender (if applicable), constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and subject to limitations imposed by general principles of equity.
4.4Use of Proceeds. The proceeds of the Loans hereunder have been and shall be used solely as permitted by Section 7.2.
4.5No Default.  No default or Event of Default has occurred and is continuing.
5.Acceleration Upon Fundamental Transaction. Borrower immediately shall pay to Lender in immediately available funds all outstanding principal of the Notes, together with all accrued and unpaid interest thereon and other outstanding amounts owed hereunder and thereunder, if (i) Borrower effects any merger or consolidation of Borrower with or into another person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another person (other than such a transaction in which Borrower is the surviving or continuing entity and at least 50% of Borrower’s common stock is not exchanged for or converted into other securities, cash or property), (ii) Borrower effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by Borrower or another person) is completed pursuant to which more than 50% of Borrower’s common stock not held by Borrower or such person is exchanged for or converted into other securities, cash or property, or (iv) Borrower effects any reclassification of Borrower’s common stock or any compulsory share exchange pursuant to which Borrower’s common stock is effectively converted into or exchanged for other securities, cash or property (collectively, such transactions referred to in clause (i)-(iv), a “Fundamental Transaction”). For the avoidance of doubt, the following shall not be considered a Fundamental Transaction for purposes of this Section 5: (a) the exercise by Sealbond Seller of its repurchase right as set forth in Section 1.5(a) of the Exchange Agreement and (b) the Purchaser Preferred Stock Conversion (as such term is defined in the Exchange Agreement).

6.Events of Default.
6.1Event of Default.  “Event of Default” means the occurrence of any one or more of the following events: (a) if Borrower fails to pay when due any principal, interest or other payment required to be made under the Exchange Note or the 2025 Note in accordance with this Agreement; (b) an involuntary case against Borrower or any of its subsidiaries under any applicable bankruptcy or insolvency law commences and is not dismissed on or before the date that is sixty (60) days after its commencement; (c) a court with proper jurisdiction enters a decree or order for relief against Borrower or any of its subsidiaries in an involuntary case under any applicable bankruptcy or insolvency law; (d) a court with proper jurisdiction appoints a receiver, liquidator, custodian or trustee for Borrower or its subsidiaries or for any substantial part of Borrower’s or its subsidiaries’ property with respect to the winding up or liquidation of Borrower’s or its subsidiaries’ affairs; (e) Borrower or any of its subsidiaries commences a voluntary case under any applicable bankruptcy or insolvency law, makes a general assignment for the benefit of Borrower’s or its subsidiaries’ creditors, consents to the appointment of a receiver, liquidator, custodian or trustee for Borrower or its subsidiaries or for any substantial part of Borrower’s or its subsidiaries’ property, or consents to the entry of an order for relief against Borrower or any of its subsidiaries in an involuntary case under any applicable bankruptcy or insolvency law; (f) any representation or warranty of Borrower made herein or in any other Loan Document is untrue in any material respect when made; or (g) Borrower breaches any covenant set forth in Section 7 hereof and, to the extent such failure is capable of cure, such failure persists for thirty (30) days without cure.
6.2Lender’s Remedies.  If an Event of Default shall occur, Lender shall have all rights and remedies available to it or for its benefit under the other Loan Documents and otherwise at law and in equity including, without limitation, the right to accelerate the Loans and declare the principal and accrued interest thereunder immediately due and payable as set forth in Section 3 of each Note, and in such event, Lender shall have no further obligation to perform its obligations under this Agreement or to make any Loans hereunder.
7.Covenants.  Borrower hereby covenants and agrees for the benefit of Lender, as set forth below:
7.1Existence. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as a Delaware corporation in accordance with its organization documents in effect on the date of this Agreement.
7.2Use of Funds.  Borrower shall use (or cause its subsidiaries to use) all proceeds advanced by Lender pursuant to the Exchange Note and the 2025 Note primarily for the purpose of (a) funding operations and (b) performance of the R&D Activities.
7.3Loan Monitoring Committee. Borrower shall establish a committee (the “Loan Monitoring Committee”) to, among other things, oversee Borrower’s compliance with the use of proceeds restrictions set forth in Section 7.2 above and provide customary assistance and oversight with respect to the integration of operational activities between Borrower and OpCo following the transactions contemplated by the Exchange Agreement, including with respect to the Halneuron® Phase 2 study. The members of the Loan Monitoring Committee shall consist of two (2) representatives from Lender and one (1) representative from Borrower, and its initial members shall be Greg Duncan, Alan Yu and Melvin Toh. The Loan Monitoring Committee shall meet at least monthly for the first twelve months following the Closing (as defined in the Exchange Agreement) and shall follow customary policies and procedures for a committee of this type. There shall be no additional fees or expenses payable to the members of the Loan Monitoring Committee solely due to their service on such committee.
8.Miscellaneous.
8.1Usury Laws.  This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Loan at a rate which could subject the holder of the Notes to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law or regulation to contract or agree to pay.  If by the terms of this Agreement or the Notes, Borrower is at any time required or obligated to pay interest on the Exchange Loan and/or the 2025 Loan at a rate in excess of such maximum rate, the rate of interest under this Agreement and the applicable Note(s) shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the applicable Note(s).  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Exchange Loan and/or the 2025 Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the applicable Note until payment in full so that the rate or amount of interest on account of the Exchange Loan and/or the 2025 Loan, as applicable, does not exceed the maximum lawful rate of interest from time to time in effect and applicable to such Loan for so long as such Loan is outstanding.
8.2Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, only in a writing signed by Lender and Borrower.  This Agreement and the other Loan Documents contain the entire agreement and understanding between Lender and Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.
8.3Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. Eastern Time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

If to Borrower:Virios Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

Attention:Angela Walsh

Email:angela@virios.com

If to Lender:Conjoint Inc.

2 Dai Fu Street

Tai Po Industrial Estate, New Territories, Hong Kong

Attention:Chief Financial Officer

Email:peter.wong@ck-lifesciences.com

or, in each case, at such other address, or to the attention of such other officer, as each party shall have furnished to the other party in writing.

8.4Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties originally benefited thereby.  The terms and provisions of this Agreement and the other Loan Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of Lender, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, any such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to the Note, this Agreement, the other Loan Documents or Borrower or any of the business of any of the foregoing entities.  Notwithstanding the foregoing, the Loan is personal to Borrower and Borrower is prohibited from assigning or transferring its rights and obligations under this Agreement or any of the Loan Documents.
8.5Descriptive Headings; Interpretation. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.  References to an “Article” or “Section” are, unless otherwise specified, to an “Article” or “Section” of this Agreement, as the case may be.
8.6Waiver of Damages.  In no event shall either party be liable to the other party for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by such party of its obligations under this Agreement or any of the Loan Documents, and each party waives all claims for punitive, exemplary or consequential damages.
8.7Governing Law; Choice of Law.  This Agreement and the other Loan Documents shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to principles of conflicts of law.
8.8Counterparts. This Agreement may be executed in any number of counterparts or counterpart signature pages (by facsimile, DocuSign or other electronic transmission or otherwise), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
8.9Interpretation.  Notwithstanding that this Agreement was initially prepared by Lender’s counsel, this Agreement has been reviewed and negotiated by competent counsel on behalf of Borrower, and all parties to this Agreement hereby agree that no portion of this Agreement nor this Agreement as a whole shall be construed against Lender solely as a result of this Agreement having been so prepared. Whenever used, the singular number shall include the plural, the plural the singular and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.  If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.
8.10Execution and Binding Effect.  Upon and not until execution of this Agreement by Borrower on the one hand, and Lender on the other, this Agreement shall be binding upon and enforceable against Borrower and Lender, respectively.

8.11Time of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.
8.12Lender’s Discretion.  Whenever pursuant to this Agreement, Lender exercises any right given to it to consent to, approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to consent, approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as an instrument under seal as of the date and year first written above.

BORROWER:

VIRIOS THERAPEUTICS, INC.

By:/s/ Greg Duncan_______________________

Name:Greg Duncan

Title:Chief Executive Officer

LENDER:

CONJOINT INC.

By:/s/ Wong Wun Lam____________________

Name:Wong Wun Lam

Title:Director

[Signature Page to Loan Agreement]

EXHIBIT A

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

$[16,500,000/3,000,000][_______], 202[4]

For value received, Virios Therapeutics, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to Conjoint Inc., a Delaware corporation (“Lender”), the aggregate principal sum of [__________]1, plus any interest accrued thereon from time to time in accordance with Section 2 hereof, plus any other amounts due hereunder, in the amounts and on the dates set forth in this Promissory Note (this “Note”).

This Note evidences the [Exchange][2025] Loan made by Lender to Borrower pursuant to that certain Loan Agreement dated as of October 7, 2024 (the “Loan Agreement”) and all other documents, instruments and agreements evidencing the loan evidenced by this Note (as amended or affected from time to time).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

1.Maturity. Borrower shall pay the principal balance of this Note, together with any accrued and unpaid interest, to Lender on the Maturity Date.
2.Interest Rate; Payment of Interest.
(a)The principal amount outstanding under this Note shall accrue interest at a rate equal to 2.00% plus Term SOFR; provided that upon the occurrence of a default or an Event of Default under Section 6.1 of the Loan Agreement, the interest rate shall increase to Term SOFR plus 3.00% per annum during such default or Event of Default. Interest shall accrue on the outstanding principal of this Note and all overdue amounts under Section 8 until all outstanding principal of and other amounts under this Note have been paid in full and shall be due and payable in accordance with this Note, including Section 2(b) below. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed including the date of this Note and excluding the date of repayment.
(b)Interest accrued on the outstanding principal of this Note shall be due and payable on the Maturity Date and on any date on which the principal amount hereunder is repaid in full or in part. Any payments of interest or principal under this Note, whether or not on the Maturity Date, and any other outstanding amounts hereunder shall be paid in U.S. dollars in immediately available funds.
3.Consequence of Fundamental Transaction or Event of Default. Upon the occurrence of a Fundamental Transaction pursuant to Section 5 of the Loan Agreement or an Event of Default under Section 6.1 of the Loan Agreement, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest and all other sums payable hereunder shall, at the option of Lender (or automatically with respect to a Fundamental Transaction or upon the occurrence of one or more of the events described in Section 6.1(b) through (e) of the Loan Agreement), become immediately due and payable, in U.S. dollars in immediately available funds, without any action or election by Lender.
4.Payments.  The accounts or records maintained by Lender shall be prima facie evidence, absent manifest error, of the amount of outstanding principal under this Note and interest and the interest and payments thereon. Any failure to so record, or any error in doing so, shall not, however, limit the obligation of Borrower hereunder to pay any amount owing with respect to this Note. Principal and interest due and payable under this Note shall be paid to Lender in lawful money of the United States of America at such

1 Note to Draft: Insert [Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00)] OR [Three Million Dollars ($3,000,000.00)]

address as may be specified in a written notice to Borrower by Lender or if no address is specified, at Lender’s principal place of business. If any payment on this Note is due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding Business Day.
5.Incorporation of Terms. All of the terms, covenants and conditions contained in the Loan Agreement and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.
6.Waivers by Borrower. Borrower hereby waives, for the benefit of Lender: (a) any right to require Lender, as a condition of payment or performance by Borrower, to (i) proceed against any other any guarantor of the obligations hereunder (the “Obligations”) or any other person, entity or group, (ii) proceed against or exhaust any security held from any guarantor or any other person, entity or group or (iii) pursue any other remedy in the power of Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower, its subsidiaries or any guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability Borrower of any guarantor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Lender’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related hereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any other matters and any right to consent hereunder to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.Exercise of Remedies. No delay or omission on the part of Lender in the exercise of any right or remedy under this Note shall operate as a waiver thereof, and no partial exercise of any right or remedy, acceptance of a past due installment or other indulgences granted from time to time shall be construed as a novation of this Note or precludes other or further exercise thereof or the exercise of any other rights or remedy.
8.Collection Costs. In the event Borrower fails to pay any amounts owed hereunder when due, Borrower shall pay to Lender, in addition to such amounts due, on demand, all costs and expenses of collection, including reasonable attorneys’ fees.
9.Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York.
10.Counterparts. This Note may be executed in any number of counterparts or counterpart signature pages (by facsimile, DocuSign or other electronic transmission or otherwise), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

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11.Assignment; Registered Note.
(a)This Note shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. Borrower shall not be entitled to assign any of its rights or obligations hereunder. Lender shall be entitled to assign its rights under this Note, without any consent of Borrower, provided that Lender notifies Borrower, in writing, of such assignment, provides to Borrower the corresponding assignment agreement, and surrenders this Note to Borrower for re-issuance to the transferee (who shall be treated as Lender for purposes of this Note).  Any prohibited assignment of this Note is absolutely void ab initio. This Note may be pledged by Lender to any of its lenders or creditors as collateral. Borrower shall maintain at one of its offices a copy of any such assignment agreement delivered to it and a register for the recordation of the names and addresses of each Lender (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and Borrower shall treat each person or entity whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Note, notwithstanding notice to the contrary.
(b)This Note is registered as to principal and interest with Borrower. Notwithstanding any provision of this Note to the contrary, this Note may be transferred only in accordance with the terms of Section 11(a). The foregoing provisions are intended to cause this Note to be in registered form (within the meaning of Treasury Regulations Section 5f.103-1(c)) and shall be interpreted consistently therewith. If Lender is other than a Unites States person, Lender agrees to provide Borrower with a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) establishing Lender’s status as other than a United States person, and if Lender is a United States person, Lender agrees to provide Borrower with a properly executed IRS Form W-9.

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first set forth above.

VIRIOS THERAPEUTICS, INC.

By:

Name:

Title:

ACCEPTED AND AGREED TO:

CONJOINT INC.

By:

Name:

Title:

[Signature Page to Promissory Note]